Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form No. S-3 of PLX Technology, Inc., of our report dated February 26, 2009, relating to the consolidated financial statements of Oxford Semiconductor, Inc., which appears in the Current Report on Form 8-K/A of PLX Technology, Inc., dated March 18, 2009.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
May 28, 2009